UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 25, 2006
SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 881-8600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communication pursuant to Rule 245 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers.
5.02(b) Resignation of a Director.
On July 25, 2006, Michael S. Lipscomb resigned from the Board of Directors of SIFCO Industries, Inc. (“Company”), effective immediately. The resignation is not the result of any disagreement between Mr. Lipscomb and the Company on any matter relating to the Company’s operations, policies, or practices.
5.02(c) Appointment of a Director.
On July 25, 2006, the Board of Directors of the Company, upon the recommendation of the Governance Committee, voted to appoint Frank N. Nichols to the Board of Directors as an independent director to serve until his respective successors are duly elected and qualified.
Mr. Nichols will serve on the Board of Directors’ Compensation, Governance and Audit Committees. There are no arrangements or understandings between Mr. Nichols and any other person pursuant to which he was selected as a Director, nor are there any transactions between the Company and Mr. Nichols that are reportable under Item 404(a) of Regulation S-K.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits — none
SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc. (Registrant)

Date: July 27, 2006	/s/ Frank A. Cappello

Frank A. Cappello
Vice President — Finance and
Chief Financial Officer
(Principal Financial Officer)